UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 21, 2005

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

        On October 21, 2005, the Senior Executive Vice President and Chief Financial Officer of Alliant Energy Corporation (the “Company”) concluded that the Company expects to incur a material non-cash pre-tax asset valuation charge of up to US$50 million in the third quarter of 2005 relating to the Company’s investments in Brazil, based on preliminary information currently available. Such information includes updated market and other information the Company received from its financial advisor and its Brazilian partner. The non-cash charge will be a component of the Company’s results from continuing operations.

        The carrying value of the Company’s Brazil investments was approximately US$285 million as of June 30, 2005. The carrying value was net of approximately US$92 million of pre-tax foreign currency translation losses which are recorded in accumulated other comprehensive loss on the Company’s balance sheet. The non-cash pre-tax valuation charge is based on a valuation of the business in local currencies consistent with the applicable accounting rules.

        The impairment charge will not result in future cash expenditures by the Company.

        The press release the Company issued announcing the impairment charge discussed above is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is being filed herewith:

(99.1) Press Release dated October 21, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
By: /s/ Thomas L. Hanson
Date: October 21, 2005	Thomas L. Hanson
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 21, 2005